Exhibit 5


                                                               June 16, 1999



   Computer Associates International, Inc.
   One Computer Associates Plaza
   Islandia, New York  11788-7000


Gentlemen:

I have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, in connection with the issuance of up to 800,000 shares of your Common Stock, together with associated rights, issuable pursuant to the Memco Software Ltd. 1996 Stock Option and Incentive Plan, the Memco Software Ltd. 1996 Stock Option and Incentive Plan (II), the Memco Software Ltd. 1997 Stock Option and Incentive Plan (III), the Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV), the Locus Computing Corporation 1987 Stock Option Plan, the Logic Works, Inc. 1993 Stock Option Plan, the Logic Works, Inc. 1995 Stock Option/Stock Issuance Plan, the Prodea Software Corporation 1993 Employee Stock Option and Compensation Plan, the Trinzic Corporation 1991 Incentive Stock Option Plan, the VAYDA CONSULTING INC. 1995 Stock Option Plan, the VIVID Publishing, Inc. 1997 Stock Option Plan, and the VIVID Publishing, Inc. 1996 Stock Option Plan (collectively, the "Plans"). As such counsel, I have examined your Restated Certificate of Incorporation, your By-Laws as amended to date, the Plans and such other corporate documents, minutes and records as I have deemed appropriate.

Based upon the foregoing, it is my opinion that the 800,000 shares issuable in the aggregate pursuant to the Plans will be, upon issuance thereof in accordance with the Plans, respectively, duly authorized, validly issued, and fully paid and nonassessable.

I hereby consent to the reference to me in the Registration Statement under the caption "Legal Opinion" and to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/Steven M.Woghin
                                                     Steven M. Woghin
                                                     Senior Vice President and
                                                     General Counsel